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                                                                   Exhibit 10.13


                 THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            SPIEKER PROPERTIES, L.P.


               This Third Amendment ("Third Amendment") to the Second Amended and Restated Agreement of Limited Partnership of Spieker Properties, L.P., a California limited partnership, dated as of October 13, 1997 (the "Partnership Agreement"), as amended by the First Amendment, dated as of December 3, 1997, and Second Amendment, dated as of April 20, 1998, is executed and made effective for all purposes as of this 4th day of June, 1998 (the "Effective Date"), by Spieker Properties, Inc., a Maryland corporation, the General Partner of the Partnership, pursuant to the provisions of Sections 4.3 and 13.7(b) of the Partnership Agreement.

               WHEREAS, Section 4.3(a) of the Partnership Agreement provides that the General Partner may, without the consent of any Limited Partner, from time to time, upon its determination that the issuance of additional Partnership Interests is in the best interests of the partnership, cause the Partnership to issue additional Partnership Interests to any Partner (including the General Partner) of one or more classes, or one or more series of classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to the Limited Partners' Partnership Interests, in exchange for the Capital Contribution by such Partner of cash and/or property.

               WHEREAS, substantially concurrent herewith, the General Partner is contributing to the Partnership the proceeds from the issuance of the Series E Cumulative Redeemable Preferred Stock.

               WHEREAS, Section 4.3(b) of the Partnership Agreement provides that the General Partner may not cause the Partnership to issue additional Partnership Interests to itself unless the additional Partnership Interests are issued in connection with an issuance of shares of the General Partner, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with Section 4.3(a) of the Partnership Agreement;

               WHEREAS, the economic interests of the Series E Cumulative Redeemable Preferred Stock are substantially similar to that of the Series E Cumulative Redeemable Preferred Interest;




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               NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

               1.     Definitions.

                      (a) Capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Partnership Agreement.

                      (b) Section 1.1 of the Partnership Agreement is hereby amended to add the following defined terms and phrases.

                      "Series E Cumulative Redeemable Preferred Articles Supplementary" shall mean those certain Articles Supplementary executed by the General Partner and filed with the Department on June 3, 1998, and pursuant to which the Series E Cumulative Redeemable Preferred Stock was issued.

                      "Series E Cumulative Redeemable Preferred Interest" shall mean the interest in the Partnership received by the General Partner in exchange for the additional Capital Contribution made by the General Partner in connection with the issuance of the Series E Cumulative Redeemable Preferred Stock, which Series E Cumulative Redeemable Preferred Interest includes the right to receive certain preferential distributions and additional rights as set forth in this Agreement.

                      "Series E Cumulative Redeemable Preferred Interest Redemption Distribution" shall have the meaning set forth in Section 6.2(e) hereof.

                      "Series E Cumulative Redeemable Preferred Stock" shall mean the Series E Cumulative Redeemable Preferred Stock (par value $.0001 per share) of the General Partner, as described in the Series E Cumulative Redeemable Preferred Articles Supplementary.

                      "Series E Cumulative Redeemable Preferred Stock Share Issue Price" shall mean $25.00, which is the per share liquidation preference of the Series E Cumulative Redeemable Preferred Stock sold in the General Partner's June 4, 1998 sale of such stock.

               2. Agreement to Contribute Proceeds from Issuance of Series E Cumulative Redeemable Preferred Stock. Immediately upon receipt by the General Partner of the proceeds from the issuance and sale of the Series E Cumulative Redeemable Preferred Stock, the General Partner shall contribute to the Partnership, as an

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additional Capital Contribution, the entire amount of such proceeds, net of the expenses (including, without limitation, any applicable placement fees or underwriting or other discounts) incurred by the General Partner in connection with the issuance of the Series E Cumulative Redeemable Preferred Stock. Upon the making of such additional Capital Contribution, the General Partner's Capital Account shall be increased by an amount equal to the number of shares of Series E Cumulative Redeemable Preferred Stock issued and sold in the June 4, 1998 sale multiplied by the Series E Cumulative Redeemable Preferred Stock Share Issue Price.

               3. No Adjustment of Percentage Interests or Standard Percentage. Notwithstanding the General Partner's making of the additional Capital Contribution described in Paragraph 2 above, the General Partner shall not be issued any Additional Units in the Partnership, nor shall the then current Percentage Interests or Standard Percentage of the Partners be adjusted.

               4. Distributions. Section 6.2(a)(i) of the Partnership Agreement is hereby deleted in its entirety, and the following is hereby substituted in the place thereof:

                      (i) First, pro rata (in the proportion that amounts due and unpaid pursuant to each of clause (x), clause (y) and clause (z) bear to the total amounts due and unpaid pursuant to clause (x), clause
        (y) and clause (z) in the aggregate) (x) to the General Partner, on account of the Series A Preferred Interest, the Series B Cumulative Redeemable Preferred Interest, the Series C Cumulative Redeemable Preferred Interest, the Series D Preferred Interest and the Series E Cumulative Redeemable Preferred Interest on a pro rata basis, until the total amount of distributions made to the General Partner pursuant to this subparagraph (i) equals the total amount of accrued but unpaid dividends (if any) on the Series A Preferred Stock, the Series B Cumulative Redeemable Preferred Stock, the Series C Cumulative Redeemable Preferred Stock, the Series D Preferred Stock and the Series E Cumulative Redeemable Preferred Stock as of the date of such distribution, (y) to the WCB Limited Partners, on account of the WCB Partnership Units, an amount equal to the sum of [1] the WCB Preferred Return as to such period plus [2] the accrued but unpaid WCB Preferred Return in respect of any prior period and (z) to the Series D Limited Partners, on account of the Series D Preferred Units held by such Series D Limited Partners, an amount equal to the sum of [1] the Series D Preferred Return as to such period plus [2] the accrued but unpaid Series D Preferred Return in respect of any prior period;


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               5. Redemption Distribution. A new Subsection 6.2(i) is hereby added to the Partnership Agreement to read as follows:

               (i) Notwithstanding the foregoing, the General Partner may, in its sole discretion, at any time on or after June 4, 2003, when any Series E Cumulative Redeemable Preferred Stock is outstanding, make one or more special distributions to itself, alone, on account of the Series E Cumulative Redeemable Preferred Interest, for the sole purpose of, and in an amount no greater than such amount as will be used by the General Partner for, redemption of all or any portion of the outstanding Series E Cumulative Redeemable Preferred Stock (any such distribution shall be referred to as a "Series E Cumulative Redeemable Preferred Interest Redemption Distribution"). There shall be no adjustment of the then current Percentage Interests of the Partners on account of any Series E Cumulative Redeemable Preferred Interest Redemption Distribution.

               6. Allocations. Exhibit B to the Partnership Agreement is hereby deleted in its entirety, and the attached Exhibit B is hereby inserted in the place thereof.

               7. Conditions to Effectiveness of Amendment. This Third Amendment shall become effective only upon the execution of this Third Amendment by the General Partner and the filing of the Series E Cumulative Redeemable Preferred Articles Supplementary with the Department.

               8. Governing Law. This Third Amendment shall be governed by and construed in conformity with the laws of the State of California.

               9. Continuing Effect of Partnership Agreement. Except as specifically provided herein, the Partnership Agreement shall remain in full force and effect.


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               IN WITNESS WHEREOF, the General Partner has executed this Third
Amendment as of the Effective Date.


               GENERAL PARTNER:      SPIEKER PROPERTIES, INC.,
                                     a Maryland corporation


                                     By:______________________________________
                                            Stuart A. Rothstein
                                            Senior Vice President, Finance


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                                    EXHIBIT B

                                   ALLOCATIONS

1.      Allocation of Net Income and Net Loss.

        (a) Net Income. Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

               (1) First, to the Partners, until the cumulative Net Income allocated pursuant to this Subparagraph 1(a)(1) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Subparagraphs 1(b)(3) and (4) hereof for all prior periods, among the Partners in the reverse order that such Net Loss was allocated (and, in the event of a shift of a Partner's interest in the Partnership, to the Partners in a manner that most equitably reflects the successors in interest of such Partners);

               (2) Second, to the General Partner, the WCB Limited Partners and the Series D Limited Partners, until the cumulative Net Income allocated pursuant to this Subparagraph 1(a)(2) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Subparagraph 1(b)(2) hereof for all prior periods;

(3) Third, in equal priority, (x) to the General Partner until the cumulative amount of Net Income allocated pursuant to this Subparagraph 1(a)(3), Subparagraph 1(a)(3) of Exhibit E to the First Restated Agreement as in effect immediately prior to the Fourth Amendment thereto and Subparagraph 1(c)(1)(iii) of Exhibit E to the First Restated Agreement as in effect immediately prior to the Third Amendment thereto equals the total amount of dividends paid on the Series A Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series A Preferred Stock issued and outstanding as of such date, plus the total amount of dividends paid on the Series B Cumulative Redeemable Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series B Cumulative Redeemable Preferred Stock issued and outstanding as of such date, plus the total amount of dividends paid on the Series C Cumulative Redeemable Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series C Cumulative Redeemable Preferred Stock issued and outstanding as of such date, plus the total amount of dividends paid on the Series D Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series D Preferred Stock issued and outstanding as of such date, plus the total amount of dividends paid on the Series E Cumulative Redeemable Preferred Stock as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on any Series E Cumulative Redeemable Preferred Stock issued and outstanding as of such date, (y) to the WCB Limited Partners until the cumulative amount of Net Income allocated pursuant to this Subparagraph 1(a)(3) equals the total amount of distributions made to the WCB

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Limited Partners pursuant to Section 6.2(a)(i) of this Agreement and (z) to the
Series D Limited Partners until the cumulative amount of Net Income allocated pursuant to this Subparagraph 1(a)(3) equals the total amount of distributions made to the Series D Limited Partners pursuant to Section 6.2(a)(i) of this Agreement;

               (4) Fourth, to the General Partner on account of the Common B Interest and the Common C Interest, an amount equal to the sum of (x) $0.0625 per annum multiplied by the number of shares issued and outstanding of Class B Common Stock, plus (y) $0.05 per annum multiplied by the number of shares issued and outstanding of Class C Common Stock, prorated on a daily basis over each calendar year, and adjusted, as appropriate, to reflect any variance in the number of such shares issued and outstanding from time to time; and

               (5) Thereafter, the balance of the Net Income, if any, shall be allocated to the Partners holding Standard Partnership Units in accordance with their respective Standard Percentages.

        (b) Net Loss. Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

               (1) First, to the Partners (other than the WCB Limited Partners with respect to their WCB Partnership Units and the Series D Limited Partners with respect to their Series D Preferred Units) in accordance with their respective Standard Percentages until the Capital Account balances of the Limited Partners (other than the WCB Limited Partners with respect to their WCB Partnership Units and the Series D Limited Partners with respect to their Series D Preferred Units) are reduced to zero (for purpose of this calculation, such Partners' share of Partnership Minimum Gain shall be added back to their Capital Accounts);

               (2) Second, to the General Partner, the WCB Limited Partners (to the extent of their WCB Partnership Units) and the Series D Limited Partners (to the extent of their Series D Preferred Units), in proportion to their positive Capital Account balances, until their Capital Account balances have been reduced to zero (for purpose of this calculation, such Partners' share of Partnership Minimum Gain shall be added back to their Capital Accounts);

               (3) Thereafter, to the Partners holding Standard Partnership Units in accordance with their then Standard Percentages; and

               (4) Notwithstanding the preceding provisions of this Subparagraph 1(b), to the extent that any Net Loss allocated to a Partner under Subparagraph 1(b) would cause such Partner (hereinafter, a "Restricted Partner") to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the other Partner(s) (hereinafter, the "Permitted Partners") pro rata in accordance with their relative Percentage Interests.



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        (c) Book-Up and Capital Account Adjustments. On any day on which Series
A Preferred Stock is redeemed or converted into Common Stock or the Series B Cumulative Redeemable Preferred Stock is redeemed, the Series C Cumulative Redeemable Preferred Stock is redeemed, the Series D Preferred Stock is redeemed or the Series E Cumulative Redeemable Preferred Stock is redeemed, or any WCB Partnership Units are converted into Standard Partnership Units, the Partnership may, in the discretion of the General Partner, adjust the Gross Asset Values of all Partnership assets to equal their respective gross fair market values and shall allocate the amount of such adjustment as Net Income or Net Loss pursuant to Paragraph 1(a) hereof.

2.      Special Allocations.

        Notwithstanding any provisions of Paragraph 1 of this Exhibit B, the following special allocations shall be made in the following order:

        (a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This Paragraph 2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Paragraph 2(a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

        (b) Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation
Section 1.704-2(i)(4) and (j)(2). This Paragraph 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Paragraph 2(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

        (c) Qualified Income Offset. In the event a Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated

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to such Partner in an amount and manner sufficient to eliminate the Adjusted
Capital Account Deficit as quickly as possible. This Paragraph 2(c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

        (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

        (f) Curative Allocations. It is the intent of the Partnership that, to the extent possible, the Capital Account balances of the Partners be in the following relationship: (1) first, the Capital Account of the General Partner should be at least equal to $25.00 multiplied by the number of issued and outstanding shares of Series A Preferred Stock, Series B Cumulative Redeemable Preferred Stock, Series C Cumulative Redeemable Preferred Stock and Series E Cumulative Redeemable Preferred Stock and $50.00 multiplied by the number of issued and outstanding shares of Series D Preferred Stock, the Capital Accounts of the WCB Limited Partners should be at least equal to the WCB Partnership Unit Issue Price multiplied by the number of issued and outstanding WCB Partnership Units and the Capital Accounts of the Series D Limited Partners should be at least equal to the Series D Preferred Unit Issue Price multiplied by the number of issued and outstanding Series D Preferred Units; and (2) second, the Limited Partners' (other than the WCB Limited Partners with respect to their WCB Partnership Units and the Series D Limited Partners with respect to their Series D Preferred Units) Capital Account balances and the General Partner's Capital Account balance in excess of the product described in clause (1) above should be in proportion to their Standard Percentages. Thus, items of "book" income, gain, loss, and deduction shall be allocated among the Partners so that, to the extent possible, the resulting Partners' Capital Account balances bear this relationship. This Paragraph 2(f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under Subparagraph 1(b)(2) and this Paragraph 2 (save Subparagraphs 2(d) and (f) hereof).

        (g) Merit Plan. To the extent that the Partnership recognizes income or gain or is entitled to deduction, expense or loss with respect to transfers of interests pursuant to the Merit Plan, all such items shall be allocated among the Limited Partners in accordance with the Merit Plan.



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3.      Tax Allocations.

        (a) Generally. Subject to Paragraphs 3(b) and (c) below, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

        (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Section 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied; provided, however, that the net amount of Tax Items allocated to each Partner shall be the same as if this Paragraph 3(a) did not exist. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

        (c) Allocations Respecting Section 704(c) and Revaluations. If any Partnership property is subject to Code Section 704(c) or is reflected in the Capital Accounts of the Partners and on the books of the Partnership at a book value that differs from the adjusted tax basis of such property, then the tax items with respect to such property shall, in accordance with the requirements of Regulations Section 1.704-1(b)(4)(i), be shared among the Partners in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its book value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Partnership are taken into account in determining the Partners' share of tax items under Code Section 704(c). The General Partner is authorized to choose any reasonable method permitted by the Regulations pursuant to Code Section 704(c), including the "remedial" method, the "curative" method and the "traditional" method; provided that the General Partner agrees to use reasonable efforts to minimize the amount of taxable income in excess of book income allocated to the holders of the Series D Preferred Units.

        (d) Code Section 752 Specification. Pursuant to Regulations Section 1.752-3, the interest of the Partners holding Standard Partnership Units in Partnership profits for purposes of determining the Partners' shares of excess nonrecourse liabilities shall be their Standard Percentages.